Exhibit 99.1

               Harleysville Group Reports Third Quarter Results

    HARLEYSVILLE, Pa., Oct. 24 /PRNewswire-FirstCall/ -- Harleysville Group Inc. (Nasdaq: HGIC) today reported a diluted net loss of $1.16 per share in the third quarter of 2003, reflecting the previously announced loss reserve increases in several business lines and the cost of claims resulting from Hurricane Isabel. The net loss includes net realized after-tax investment losses of $0.01 per share. The company had diluted net income of $0.50 per share in the third quarter of 2002. For the nine months, the company reported a diluted net loss per share of $0.93, compared to diluted net income per share of $0.95 in 2002. The 2003 result includes realized investment losses of $0.02 per share, compared to $0.44 per share of realized losses in 2002.
    The company reported a diluted operating loss of $1.15 per share for the third quarter ended September 30, 2003, compared to diluted operating income of $0.50 per share in the same period of 2002. For the nine months ended September 30, 2003 the diluted operating loss was $0.91 per share, compared to diluted operating income of $1.39 per share in the same period of 2002. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.
    "As I stated in our preliminary earnings announcement last week, our third quarter results are not acceptable," commented Michael L. Browne, Harleysville Group's chairman of the board. "We have moved quickly to bolster our reserves to assure the continued strength and integrity of our balance sheet, and we are taking the steps necessary to improve operating results."
    The company's third quarter and nine-month results were reduced by the previously announced addition of $55 million pretax, or $1.19 per share after tax, to the company's loss and loss adjustment reserves for prior accident years, specifically in its workers compensation ($17 million), commercial automobile liability ($19 million), commercial multi-peril liability ($14 million) and personal automobile liability ($5 million) lines of business. Harleysville Group's end-of-the-quarter reserve analysis showed higher-than-expected development in the casualty lines of business in accident years prior to 2003, which caused the company to make the reserve adjustment. Of the reserve development, 87 percent relates to the 1998 to 2002 accident years. Harleysville Group's nine-month earnings were reduced by an additional $20 million pretax, or $0.43 per share after tax, due to a first quarter workers compensation reserve adjustment. In light of the higher-than-expected development in prior accident years, the company raised its loss estimates for the 2003 accident year, which also impacted the company's third quarter and nine-month results.
    The third quarter results also reflect claims costs of $9.4 million pretax, or $0.20 per share after tax, from Hurricane Isabel in September. In the first nine months of 2003, Harleysville Group's property catastrophe losses were $17.7 million pretax, or $0.38 per share after tax. That compares to property catastrophe losses of $3.9 million pretax, or $0.08 per share after tax, for the first nine months of 2002.
    Harleysville Group's overall statutory combined ratio* was 137.2 percent in the third quarter of 2003, compared to 101.7 percent in the third quarter of 2002. For the nine months, the statutory combined ratio was 119.4 percent in 2003, versus 101.9 percent in 2002. Reserve development added 26.4 points and 12.5 points to the 2003 third quarter and nine-month statutory combined ratios, respectively. In addition, property catastrophe losses added 5.0 points and 2.9 points to the 2003 third quarter and nine-month statutory combined ratios, respectively. In 2002, catastrophe losses amounted to 0.3 points and 0.7 points for the third quarter and nine months, respectively.
    Third quarter net written premiums rose 2 percent to $208.1 million in 2003, while net written premiums through nine months increased by 6 percent to $645.9 million in 2003.
    Pretax investment income was virtually unchanged in the third quarter and through nine months at $21.6 million and $64.7 million, respectively. After-tax investment income rose 1 percent in both the third quarter and the year to date at $16.7 million and $49.8 million, respectively. Operating cash flow for the nine months was $113.3 million, or $39.0 million higher than the prior year's nine months.

    Commercial lines
    Net written premiums climbed 5 percent to $159.1 million in the third quarter of 2003 and 10 percent to $502.5 million during the first nine months of this year. The increase in written premiums is primarily due to higher pricing. The commercial lines statutory combined ratio was 140.1 percent in the third quarter of 2003, versus 100.0 percent in the third quarter of 2002. For the nine months, the statutory combined ratio was 119.0 percent in 2003, compared to 99.9 percent in 2002. In 2003, the third quarter reserve development added 31.2 points to the quarter's commercial lines statutory combined ratio, while reserve development added 15.1 points to the nine-month commercial lines statutory combined ratio.

    Personal lines
    Harleysville Group's personal lines statutory combined ratio was 127.3 percent in the third quarter of 2003, versus 106.4 percent during the third quarter of 2002. For the nine months, the statutory combined ratio was 120.7 percent in 2003, compared to 106.7 percent in 2002. In 2003, reserve development added 9.7 points to the third quarter personal lines statutory combined ratio and 4.7 points to the nine-month personal lines statutory combined ratio. The higher catastrophe losses also contributed to the higher statutory combined ratio. Net written premiums declined 9 percent to $49.0 million in the third quarter of 2003 and were down 5 percent to $143.4 million during the first nine months of this year.

    Outlook
    "Our strong balance sheet, productive partnerships with our agents and focused strategy position us as one of the country's premier regional insurance companies and enable us to succeed in the marketplace," stated M. Lee Patkus, Harleysville Group's president and chief operating officer. "We see plenty of opportunity in front of us. We're confident that with better and more consistent execution we can produce the superior results our shareholders expect."

    Webcast
    The company will host a live Webcast today, Friday, October 24, 2003, at 9:00 a.m. (ET) to discuss its third quarter results. The Webcast will be available from the Investors section of the company's Web site
(www.harleysvillegroup.com). The presentation will be archived on the Web site until October 24, 2004.

    GAAP and non-GAAP financial measures
    The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for goal setting, determining employee and senior management compensation, and evaluating performance.

    Corporate profile
    Harleysville Insurance, "Good people to know," is a premier provider of insurance products and services for small businesses and individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on total net written premium. Harleysville Group Inc. (Nasdaq: HGIC) is a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products through independent insurance agents, operates in 32 Eastern and Midwestern states. Further information can be found on the company's Web site.

    * "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.


                    Harleysville Group Inc. and Subsidiaries

                                                                Nine months
                                           Quarter ended           ended
    FINANCIAL HIGHLIGHTS                    September 30        September 30
    (in thousands, except per share
     data)                               2003        2002    2003        2002
    OPERATING RESULTS
    Diluted earnings (loss) per common
     share:
            Operating income (loss)*   ($1.15)      $0.50  ($0.91)      $1.39
            Realized gains (losses),
             net of tax                 (0.01)       0.00   (0.02)      (0.44)
            Net income (loss)          ($1.16)      $0.50  ($0.93)      $0.95
    Cash dividends per common share     $0.17      $0.165   $0.50      $0.465

    FINANCIAL CONDITION                September 30, 2003   December  31, 2002
    Assets                                     $2,721,515          $2,311,524
    Shareholders' equity                         $598,490            $632,112
             Per common share                      $19.96              $21.13



                                                               Nine months
                                       Quarter ended             ended
    CONSOLIDATED STATEMENTS OF          September 30           September 30
    INCOME (LOSS)
    (in thousands, except per
     share data)                     2003        2002        2003        2002
    REVENUES:
    Premiums earned              $209,177    $196,524    $611,761    $566,737
    Investment income, net of
     investment expense            21,638      21,739      64,734      64,747
    Realized investment gains
     (losses)                        (531)         57        (897)    (20,448)
    Other income                    3,838       3,967      12,431      11,610
             Total revenues       234,122     222,287     688,029     622,646
    LOSSES AND EXPENSES:
    Losses and loss settlement
     expenses                     217,456     134,708     528,641     389,789
    Amortization of deferred
     policy acquisition costs      51,838      47,375     150,053     137,570
    Other underwriting
     expenses                      18,214      17,878      54,892      54,295
    Interest expense                2,609       1,423       5,396       4,278
    Other expenses                  1,596       1,178       3,983       3,270
            Total expenses        291,713     202,562     742,965     589,202
    Income (loss) before
     income taxes                 (57,591)     19,725     (54,936)     33,444
             Income taxes
              (benefit)           (22,937)      4,509     (27,110)      4,592
    Net income (loss)            ($34,654)    $15,216    ($27,826)    $28,852
    Weighted average number of
     shares outstanding:
             Basic             29,986,285  29,790,105  30,016,861  29,647,135
             Diluted           29,986,285  30,384,932  30,016,861  30,257,720
    Per common share:
             Basic earnings
              (loss)               ($1.16)      $0.51      ($0.93)      $0.97
             Diluted earnings
              (loss)               ($1.16)      $0.50      ($0.93)      $0.95

    RECONCILIATION TO
     OPERATING INCOME (LOSS):
    Net income (loss)            ($34,654)    $15,216    ($27,826)    $28,852
    Less realized investment
     gains (losses), net of
     taxes                           (345)         21        (583)    (13,307)
    Operating income  (loss)     ($34,309)    $15,195    ($27,243)    $42,159

     These financial figures are unaudited.
     * Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.


                    Harleysville Group Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
    (in thousands, except share data)   September 30, 2003*  December 31, 2002
    ASSETS
    Investments:
            Fixed maturities:
                 Held to maturity, at
                  amortized cost (fair
                  value $411,851                  $380,586           $385,162
                      and $416,942)
                 Available for sale, at
                  fair value (amortized
                  cost $1,188,730                1,261,745          1,124,869
                      and $1,051,880)
            Equity securities, at fair
             value (cost $96,348 and
             $96,849)                              122,472            107,177
            Short-term investments, at
             cost, which approximates
             fair value                            154,097             89,692
                 Total investments               1,918,900          1,706,900
    Cash                                             4,528              2,944
    Premiums in course of collection               140,335            138,905
    Reinsurance receivable                         152,277             75,488
    Accrued investment income                       21,419             21,552
    Deferred policy acquisition costs              102,934             94,896
    Prepaid reinsurance premiums                    21,010             19,421
    Property and equipment, net                     24,642             27,556
    Deferred income taxes                           39,072             25,784
    Securities lending collateral                  230,348            139,215
    Due from affiliate                               7,909             10,709
    Other assets                                    58,141             48,154
                 Total assets                   $2,721,515         $2,311,524
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Liabilities:
            Unpaid losses and loss
             settlement expenses                $1,154,348           $928,335
            Unearned premiums                      442,049            406,277
            Accounts payable and accrued
             expenses                              101,135            109,965
            Securities lending
             obligation                            230,348            139,215
            Debt                                   195,145             95,620
                 Total liabilities               2,123,025          1,679,412
    Shareholders' equity:
            Preferred stock, $1 par
             value; authorized 1,000,000
             shares; none issued
            Common stock, $1 par value,
             authorized 80,000,000
             shares; issued 31,318,312 and
             30,917,575 shares;
             outstanding 29,985,039
             and 29,917,575 shares                  31,318             30,918
    Additional paid-in capital                     157,487            149,091
    Accumulated other comprehensive
     income                                         59,370             49,086
    Retained earnings                              375,733            418,582
    Deferred compensation                           (2,356)
    Treasury stock, at cost, 1,333,273
     and 1,000,000 shares                          (23,062)           (15,565)
                 Total shareholders'
                  equity                           598,490            632,112
    Total liabilities and shareholders'
     equity                                     $2,721,515         $2,311,524

     * These financial figures are unaudited.



                    Harleysville Group Inc. and Subsidiaries
                     SUPPLEMENTARY FINANCIAL ANALYSTS' DATA


                                           Quarter ended    Nine months ended
                                            September 30       September 30
    (dollars in thousands)                 2003      2002      2003      2002
    Net premiums written*              $208,096  $204,646  $645,943  $606,728
    Statutory surplus *                                    $501,331  $519,039

    Pretax investment income            $21,638   $21,739   $64,734   $64,747
    Related federal income taxes          4,939     5,239    14,912    15,606
    After-tax investment income         $16,699   $16,500   $49,822   $49,141


    SEGMENT INFORMATION

                                          Quarter ended     Nine months ended
                                           September 30        September 30
    (dollars in thousands)                2003      2002       2003      2002
    Revenues:
           Premiums earned:
               Commercial lines       $161,412  $143,725   $464,279  $406,414
               Personal lines           47,765    52,799    147,482   160,323
               Total premiums earned   209,177   196,524    611,761   566,737
           Net investment income        21,638    21,739     64,734    64,747
           Realized investment gains
            (losses)                      (531)       57       (897)  (20,448)
           Other                         3,838     3,967     12,431    11,610
           Total revenues             $234,122  $222,287   $688,029  $622,646


    Income (loss)  before income
     taxes:
          Underwriting loss:
              Commercial lines        ($63,953)  ($2,459) ($100,726) ($15,612)
              Personal lines           (13,439)   (3,628)   (29,181)   (8,001)
              SAP underwriting loss    (77,392)   (6,087)  (129,907)  (23,613)
          GAAP adjustments                (939)    2,650      8,082     8,696
               GAAP underwriting loss  (78,331)   (3,437)  (121,825)  (14,917)
          Net investment income         21,638    21,739     64,734    64,747
          Realized investment gains
           (losses)                       (531)       57       (897)  (20,448)
          Other                           (367)    1,366      3,052     4,062
          Income (loss) before
           income taxes               ($57,591)  $19,725   ($54,936)  $33,444

    Income taxes on net investment
     income                             $4,939    $5,239    $14,912   $15,606
    Income tax on remaining loss       (27,876)     (730)   (42,022)  (11,014)
          Total income taxes
           (benefit)                  ($22,937)   $4,509   ($27,110)   $4,592

    Effective tax rate on:
          Net investment income          22.8%     24.1%      23.0%     24.1%
          Net income                     39.8%     22.9%      49.3%     13.7%

    These financial figures are unaudited.

    * Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.


                    Harleysville Group Inc. and Subsidiaries
                       STATUTORY DATA BY LINE OF BUSINESS*

                                           Quarter ended   Nine months ended
                                           September 30        September 30
    (dollars in thousands)                 2003      2002      2003      2002

    Net  premiums written:

    Commercial:
          Automobile                    $56,614   $52,683  $170,898  $151,792
          Workers' compensation          25,068    28,290    85,379    90,819
          Commercial multi-peril         60,286    55,485   194,042   169,293
          Other commercial               17,113    14,553    52,192    43,354

         Total commercial              $159,081  $151,011  $502,511  $455,258

    Personal:
          Automobile                    $28,133   $32,494   $86,728   $93,806
          Homeowners                     18,578    19,082    50,045    51,197
          Other personal                  2,304     2,059     6,659     6,467

         Total personal                 $49,015   $53,635  $143,432  $151,470

    Total personal and commercial      $208,096  $204,646  $645,943  $606,728


    Combined ratios:

    Commercial:
          Automobile                     131.2%     93.2%    107.8%     92.8%
          Workers' compensation          203.1%    130.9%    172.4%    126.1%
          Commercial multi-peril         134.6%     91.6%    113.3%     94.4%
          Other commercial                84.7%     89.7%     82.4%     85.8%

         Total commercial                140.1%    100.0%    119.0%     99.9%

    Personal:
          Automobile                     129.2%    111.4%    120.7%    113.8%
          Homeowners                     129.8%    100.0%    122.2%     97.2%
          Other personal                  85.5%     79.2%    107.2%     74.0%

         Total personal                  127.3%    106.4%    120.7%    106.7%

    Total personal and commercial        137.2%    101.7%    119.4%    101.9%


    Losses paid                        $123,677  $111,955  $378,048  $350,564

    Net catastrophe losses incurred     $10,469      $494   $17,704    $3,867

     These financial figures are unaudited.

     * Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance
       Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.